As filed with the Securities and Exchange Commission on October 10, 2000
                                                      Registration No. 333-46736
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------


Comcast Cable Communications, Inc.       Delaware                23-2175755
 (Exact Name of Registrant            (State or Other        (I.R.S. Employer
as Specified in its Charter)         Jurisdiction of         Identification No.)
                                    Incorporation or
                                      Organization)

                             -----------------------

Comcast Cable Communications, Inc.                 William E. Dordelman
      1500 Market Street                             1500 Market Street
Philadelphia, Pennsylvania 19102               Philadelphia, Pennsylvania 19102
        (215) 665-1700                                 (215) 665-1700
(Address, including zip code, and               (Name, address, including zip
 telephone number, including area               code, and telephone number,
 code, of Registrant's principal                including area code, agent for
 executive offices)                             service)

                             -----------------------

                                   Copies to:

                               Richard A. Drucker
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017

                                 (212) 450-4000

                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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




                                EXPLANATORY NOTE

           The purpose of this Amendment No. 1 is to file the Exhibits to the Registration Statement as set forth below in Item 16 of Part II.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The estimated expenses payable in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are set forth below. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee............................................. $  1,056,000
Printing and engraving expenses..................................      100,000
Accounting fees and expenses.....................................       25,000
Legal fees and expenses..........................................      100,000
Miscellaneous....................................................       19,000
                                                                  ------------
   Total......................................................... $  1,300,000
                                                                  ============

ITEM 15. Indemnification of Directors and Officers

     The Company is a corporation organized under the General Corporation Law of the State of Delaware.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Section 7-1 of the Company's By-Laws provides that the Company will indemnify any director or officer of the Company or any director or officer who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to as a "director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), brought or threatened to be brought against such director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Company, its parent or any of its subsidiaries.

     Section 7-2 of the Company's By-Laws provides that expenses incurred by any director or officer in defending a Proceeding will be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount without interest if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by law.

     Section 7-4 of the Company's By-Laws provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under law.

ITEM 16. Exhibits

     1.1*   Form of Underwriting Agreement.

     4.1 Senior Debt Securities Indenture dated as of May 1, 1997, between Comcast Cable Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1(a) to the Registration Statement on Form S-4 of the Company (File No. 333-30745)).

     4.2 Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.3**  Form of Senior Debt Security.

     4.4*   Form of Subordinated Debt Security.

     4.5    Form of Debt Unit Agreement (incorporated by reference to Exhibit
            4.16 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.6 Form of Debt Warrant Agreement for Warrants Sold Alone (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.7    Form of Debt Warrant for Warrants Sold Alone (included in Exhibit
            4.6).

     4.8 Form of Debt Warrant Agreement for Warrants Sold Attached to Debt Securities (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.9 Form of Debt Warrant for Warrants Sold Attached to Debt Securities (included in Exhibit 4.8).

     5.1    Opinion of Davis Polk & Wardwell.

    12.1**   Statement re: Computation of Ratios of Earnings to Fixed
             Charges.

    23.1     Consent of Deloitte & Touche LLP.

    23.2     Consent of Arthur Andersen LLP.

    23.3     Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

    24.1**   Powers of Attorney.

    25.1** Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Debt Securities Indenture.

    25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Debt Securities Indenture.

-------------------

*  To be filed with subsequent Current Report on Form 8-K.
** Previously filed with this Registration Statement.

ITEM 17. Undertakings

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Companies annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d)  The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia and State of Pennsylvania on October 10, 2000.

                                           COMCAST CABLE COMMUNICATIONS, INC.


                                            By:   /s/ William E. Dordelman
                                              ------------------------------
                                              Name:    William E. Dordelman
                                              Title:   Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                    Signature                                        Title                            Date
                    ---------                                        -----                            ----

                         *                          Chairman                                     October 10, 2000
--------------------------------------------
                 Ralph J. Roberts

                         *                          Vice Chairman                                October 10, 2000
--------------------------------------------
                 Julian A. Brodsky

                                                    Vice Chairman; Director (Principal
                         *                             Executive Officer)                        October 10, 2000
--------------------------------------------
                 Brian L. Roberts

                         *                          Executive Vice President; Director           October 10, 2000
--------------------------------------------
                 Lawrence S. Smith

                                                    Executive Vice President and Treasurer
                         *                             (Principal Financial Officer)             October 10, 2000
---------------------------------------------
                  John R. Alchin

                                                    Executive Vice President and Secretary;
                         *                             Director                                  October 10, 2000
---------------------------------------------
                  Stanley L. Wang

                                                    Senior Vice President (Principal
                         *                             Accounting Officer)                       October 10, 2000
---------------------------------------------
                 Lawrence J. Salva

*By:               /s/ Arthur R. Block              Senior Vice President
    -----------------------------------------
                   Arthur R. Block
                   Attorney in fact

                                  EXHIBIT INDEX

     1.1*   Form of Underwriting Agreement.

     4.1 Senior Debt Securities Indenture dated as of May 1, 1997, between Comcast Cable Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1(a) to the Registration Statement on Form S-4 of the Company (File No. 333-30745)).

     4.2 Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.3**  Form of Senior Debt Security.

     4.4*   Form of Subordinated Debt Security.

     4.5    Form of Debt Unit Agreement (incorporated by reference to Exhibit
            4.16 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.6 Form of Debt Warrant Agreement for Warrants Sold Alone (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.7    Form of Debt Warrant for Warrants Sold Alone (included in Exhibit
            4.6).

     4.8 Form of Debt Warrant Agreement for Warrants Sold Attached to Debt Securities (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 of the Company (File No. 333-66649)).

     4.9 Form of Debt Warrant for Warrants Sold Attached to Debt Securities (included in Exhibit 4.8).

     5.1    Opinion of Davis Polk & Wardwell.

    12.1**   Statement re: Computation of Ratios of Earnings to Fixed
             Charges.

    23.1     Consent of Deloitte & Touche LLP.

    23.2     Consent of Arthur Andersen LLP.

    23.3     Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

    24.1**   Powers of Attorney.

    25.1** Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Debt Securities Indenture.

    25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Debt Securities Indenture.
-------------------

* To be filed with subsequent Current Report on Form 8-K.
** Previously filed with this Registration Statement.